SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported April 12, 2005)

NOMURA ASSET ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-109614	35-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On or about May 30, 2005, the Registrant will cause the issuance and sale of approximately $495,000,000.00 initial principal amount of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2005-WF1 (the “Underwritten Certificates”) pursuant to a Pooling and Servicing Agreement to be dated as of May 1, 2005.

In connection with the sale of the Underwritten Certificates, the Registrant has been advised by Nomura Securities International, Inc. (the “Underwriter”), that the Underwriter has furnished to prospective investors certain collateral term sheets (the “Collateral Term Sheets”) with respect to the Underwritten Certificates following the effective date of Registration Statement No. 333-109614, which Collateral Term Sheets are being filed as an exhibit to this report.

The Collateral Term Sheets have been provided by the Underwriter. The information in the Collateral Term Sheets are preliminary and may be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

The Collateral Term Sheets were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Collateral Term Sheets may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Collateral Term Sheets may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Collateral Term Sheets may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Underwritten Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Collateral Term Sheets, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Underwritten Certificates.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Collateral Term Sheets prepared by Nomura Securities International, Inc. in connection with Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-WF1 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, October 7, 1997).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 14, 2005

NOMURA ASSET ACCEPTANCE CORPORATION

By:/s/ N. Dante LaRocca

Name: N. Dante LaRocca

Title:	Authorized Agent

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99	Collateral Term Sheets	Filed Manually